                                                                    EXHIBIT 3.16

                                     BYLAWS

                                       OF

                             TRW AUTO HOLDINGS INC.

                                 JANUARY 7, 2003

                                     BYLAWS

                                       OF

                             TRW AUTO HOLDINGS INC.

                                    ARTICLE I

                                     OFFICES

         1. REGISTERED OFFICE. TRW Auto Holdings Inc. (the "Corporation") shall maintain its registered office in the State of Delaware at Corporation Trust
Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the
name of the registered agent at that address shall be The Corporation Trust
Company.

         2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board or the
President or, if not so designated, at the principal office of the Corporation.
The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Article 2, Section 3 of these Bylaws in accordance with Section 211(a)(2) of the Delaware General Corporation Law.

         2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the

meeting, commencing with the year 2003, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Stockholders may act by written or electronic transmission of consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written or electronic transmission of consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could have been elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. If the Board of Directors fails to determine the time, date and place for the annual meeting and the stockholders have not elected directors by written or electronic transmission of consent as permitted by law, it shall be held, beginning in the year after the date of incorporation, at the principal office of the Corporation at 10 o'clock a.m. on the last Friday in March of each year.

 3. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes, unless otherwise prohibited by statute or by the Certificate of
Incorporation, may be called at any time by the Chairman of the Board or the
President or by the Board of Directors and shall be called by the President or
Secretary upon the written request (which shall state the purpose or purposes thereof) of a majority of the Board of Directors or of stockholders holding a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purposes stated in the notice.

         If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

                  (a) participate in a meeting of stockholders; and

                  (b) be deemed present in person and vote at a meeting of
         stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided, that

                  (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

                  (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

                  (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

         4. NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days prior thereto to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour thereof. The notices of special meetings shall state, in addition, the purpose or purposes for which the meeting is called.

         5. VOTING LIST. The officer who has charge of the stock ledger of the
Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing

the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         6. QUORUM. Except as otherwise provided by law, by the Certificate of
Incorporation or by these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be present in person or represented by proxy at any meeting and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time as provided in Section 7 of this
Article II until a quorum shall be present or represented.

         7. ADJOURNMENT. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting; provided, however, that if adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         8. VOTING. Each stockholder shall at every meeting of stockholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for

each share of stock having voting power held of record by each stockholder on the record date designated for the meeting or action pursuant to these Bylaws or the record date established pursuant to statute in the absence of such designation.

         9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy pursuant to an instrument in writing subscribed by such stockholder (or his agent thereunto authorized) and delivered to the Secretary of the Corporation; provided, however, that no such proxy shall be voted or acted upon after three years from the date of its execution, unless such proxy expressly provides for a longer period.

         10. ACTION AT MEETING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the
Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         11. ACTION WITHOUT MEETING. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this
Section 11. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 11 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the
Corporation as provided by law.

                  Any copy, facsimile or other reliable reproduction of a
consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

                                  ARTICLE III

                                    DIRECTORS

         1. GENERAL POWERS: ELECTION AND TENURE. The business and affairs of the
Corporation shall be managed by or under the direction of a Board of Directors which shall be elected at the annual meetings of stockholders. Each director shall be elected to serve and shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

         2. NUMBER AND QUALIFICATIONS. The number of directors shall be one or more as determined from time to time by resolution of the Board of Directors or by the stockholders at any meeting thereof or by action as otherwise provided for in these Bylaws.

         3. VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         4. FIRST MEETING. The first meeting of each newly-elected Board of
Directors for the purpose of organization, election of officers and the transaction of other business shall be held without notice as soon as practicable after each annual election of directors.

         5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as

shall be determined from time to time by the Board of Directors by written or electronic transmission of consent of a resolution of the directors.

                  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

         Members of the Board of Directors, or any committee designated by the
Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

         6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the
President or Secretary on the written request of any two directors or by one director in the event that there is only a single director in office. Notice of any special meeting shall be given to each director. If such notice is given either (a) by delivering written or printed notice to a director personally or
(b) by telephone personally to such director, it shall be so given at least two days prior to the

meeting. If such notice is given either (a) by depositing a written or printed notice in the United States mail, postage prepaid, or (b) by electronic transmission, in all cases directed to such director at his residence or place of business, it shall be so given at least four days prior to the meeting.
Special meetings may be conducted by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

         7. QUORUM. A majority of the number of directors fixed pursuant to
Section 2 of this Article III shall constitute a quorum at all meetings of the
Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors;
provided, however, that if the number of directors so fixed shall be two, one director shall constitute a quorum. In the event one or more of the directors shall be disqualified to vote at a meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the number so fixed constitute a quorum.
In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement of the meeting, until a quorum shall be present.

         8. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at any annual or special meeting of the stockholders called for that purpose or by written or electronic transmission of consent as permitted by law.

         9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committee(s)
shall be named as designated by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the

committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep such minutes and make such reports as the Board of
Directors may from time to time request.

         10. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         11. COMPENSATION OF DIRECTORS. Each director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of
Directors or any meeting of a committee, or both, as from time to time may be fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving proper compensation therefor.

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                                   ARTICLE IV

                                    OFFICERS

         1. ELECTION AND TENURE. The Board of Directors shall elect a President and a Secretary at the first meeting of the Board of Directors held after each annual meeting of stockholders. The Board of Directors may also elect such other officers, including a Chairman of the Board, a Vice-Chairman of the Board, a
Chief Financial Officer and one or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers, as from time to time may be determined by resolution of the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Each officer so elected shall continue in office until his successor is elected and qualified or until his earlier death, resignation or removal.

         2. REMOVAL AND VACANCIES. The Board of Directors, or a committee if duly authorized to do so, may remove any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of
Directors or such committee. Any officer elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

         3. CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. If the Board
of Directors elects a Chairman of the Board, he shall, when present, preside at all meetings of the stockholders and the Board of Directors and shall perform such duties and possess such powers as may from time to time be assigned to him by the Board of Directors. If the Board of Directors elects a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall

                                       11

perform such other duties and possess such other powers as may from time to time be assigned to him by the Board of Directors.

         4. PRESIDENT. The President shall have direct charge of the business and affairs of the Corporation and shall have such other powers and duties as the Board of Directors may from time to time determine. He shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, preside at all meetings of the stockholders and of the directors.

         5. VICE-PRESIDENTS. If the Board of Directors elects one or more
Vice-Presidents, who may also be designated as either Senior, Group or Executive
Vice-Presidents, such Vice-Presidents shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or by the President. In the absence of the President or in the event of his inability or his refusal to act, the Chairman of the Board, or in the event that there is no Chairman of the Board, or if the Chairman of the Board shall be unable or shall refuse to act, the Vice-President (or in the event there shall be more than one Vice-President, the Vice-Presidents in the order last designated by the President, or in the absence of any such designation, then in the order of their initial election) shall perform the duties of the President and when so performing, shall have all the powers of and be subject to all the restrictions upon the President.

         6. SECRETARY. The Secretary shall perform such duties and shall have such powers as from time to time may be assigned to him by the Board of
Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a

                                       12

stock ledger and prepare lists of stockholders and their addresses as required, and to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the
Corporation is authorized by these Bylaws or by action of the Board of
Directors.

         7. CHIEF FINANCIAL OFFICER. If the Board of Directors elects a Chief
Financial Officer, the Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.

         8. ASSISTANT SECRETARIES. If the Board of Directors elects one or more
Assistant Secretaries, the Assistant Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary. In the absence, inability or refusal to act of the Secretary, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their initial election) shall perform the duties and exercise the powers of the Secretary.

         9. ASSISTANT TREASURERS. If the Board of Directors elects one or more
Assistant Treasurers, the Assistant Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President or the Chief Financial Officer. In the absence, inability or refusal to act of the Chief Financial Officer, the Assistant
Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their initial election) shall perform the duties and exercise the powers of the Chief Financial Officer.

         10. BONDED OFFICERS. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the

                                       13

Board of Directors upon such terms and conditions as the Board of Directors may specify, including, without limitation, a bond for the faithful performance of his duties and for the restoration to the Corporation of all property belonging to the Corporation in his possession or under his control.

         11. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

                                   ARTICLE V

                                CAPITAL STOCK

         1. CERTIFICATES OF STOCK. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class or series of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by, the Chairman of the Board or Vice-Chairman of the Board, if any, or
the President or a Vice-President, if any, and by the Secretary or an Assistant
Secretary, if any, of the Corporation.

         2. RECORD. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the
Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock for all purposes relating to the
Corporation.

                                       14

         3. TRANSFER OF STOCK. Transfers of shares of the stock of the
Corporation shall only be made on the books of the Corporation in response to a request by the registered holder of such shares, or by such registered holder's attorney authorized for such purposes, and only upon the surrender to the
Corporation or the transfer agent of the Corporation of the certificate or certificates for such shares, properly endorsed. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate previously issued by it alleged by the registered holder to have been lost, stolen or destroyed in such manner and upon such terms and conditions as the Board of Directors may prescribe.

         5. FIXING RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or any allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

         6. DIVIDENDS. Subject to the provisions of the Certificate of
Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with

                                       15

Delaware General Corporation Law (ss.) 154 and (ss.) 244 or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         1. FISCAL YEAR. Except as from time to time otherwise designated by the
Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

         2. CORPORATE SEAL. The corporate seal shall be in such form as may be approved by resolution of the Board of Directors.

         3. EXECUTION OF INSTRUMENTS. The Chairman of the Board, the Vice-
Chairman of the Board, the President, any Vice-President, the Secretary, the
Chief Financial Officer, any Assistant Secretary and any Assistant Treasurer
shall have power to execute and deliver on behalf and in the name of the
Corporation any instrument requiring the signature of an officer of the
Corporation, except as otherwise provided in these Bylaws, or except where the execution and delivery of any instrument shall be expressly delegated by the
Board of Directors to some other officer or agent of the Corporation, or except to the extent such power shall have been expressly limited by a resolution of the Board of Directors. Unless authorized so to do by these Bylaws or by the
Board of Directors, no officer, agent or employee shall have any power or

                                       16

authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount. Notwithstanding anything to the contrary in these Bylaws, the Secretary shall have the power to execute and deliver on behalf and in the name of the Corporation a power of attorney.

         4. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of
Delaware, as amended and supplemented from time to time, indemnify any and all directors and officers which it shall have power to indemnify under said Section
145 (or other applicable provisions of the General Corporation Law of the State of Delaware) from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section (or other applicable provisions), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Certificate of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacities and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         5. NOTICE. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

                                       17

         6. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given under the provisions of a statute or of the Certificate of Incorporation or by these Bylaws, a waiver thereof, either in writing signed by the person entitled to said notice (or such person's attorney authorized for such purpose)
or by electronic transmission, whether before, at or after the time stated
therein, or the appearance of such person or persons at such meeting in person or by proxy shall be deemed equivalent to such notice; provided, however that appearance at such meeting for the sole purpose of objecting to the timeliness of notice shall not be deemed equivalent to such a waiver. Neither the business nor the purpose of any meeting need be specified in such a waiver.

         7. EMERGENCY BYLAWS. The Board of Directors may adopt emergency Bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                                 MISCELLANEOUS

         1. AMENDMENTS BY THE BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of a quorum of the Board of Directors at any regular or special meeting.

2. AMENDMENTS BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated
in the notice of such special meeting.

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         3. ELECTRONIC TRANSMISSION. For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         4. SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         5. INCONSISTENT PROVISIONS; CHANGES IN DELAWARE LAW. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any
other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the General Corporation Law of the
State of Delaware referred to above are modified or superceded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superceded.

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